Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

This Amendment No. 1 to Pooling and Servicing Agreement, dated as of March 31, 2021 (“Amendment”), is by and among CREDIT SUISSE COMMERCIAL MORTGAGE SECURITIES CORP., as depositor (the “Depositor”), KeyBank National Association, as master servicer (the “Master Servicer”), CWCAPITAL ASSET MANAGEMENT LLC, as special servicer (the “Special Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as certificate administrator (in such capacity, the “Certificate Administrator”), and PARK BRIDGE LENDER SERVICES LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”).

WHEREAS, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer entered into a Pooling and Servicing Agreement, dated as of November 1, 2017 (the “Agreement”), relating to the CSAIL 2017-CX10 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CX10; and

WHEREAS, in accordance with Section 13.01(a)(ii) of the Agreement, by the execution and delivery of this Amendment, the parties hereby amend the Agreement to the extent and on the terms set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

ARTICLE I

Cross Reference to Definitions in the Agreement

SECTION 1.01. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meanings assigned to such terms in the Agreement.

ARTICLE II

Amendment to the Agreement

SECTION 2.01. Section 7.01(d) of the Agreement is hereby amended by replacing the first paragraph thereof with the following:

(d)       Subject to the right of the Operating Advisor to recommend the termination of the Special Servicer and recommend a Qualified Replacement Special Servicer and the right of the applicable Certificateholders to approve the replacement of the Special Servicer with such Qualified Replacement Special Servicer pursuant to this Section 7.01(d), and subject to the rights of the holder of a related AB Subordinate Companion Loan (other than a Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement, at any time prior to the occurrence and continuance of a Control Termination

Event and other than with respect to any Excluded Loan with respect to the Directing Holder (or, if the Directing Holder is the Directing Certificateholder, the Holder of the majority of the Controlling Class), the Directing Holder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.04) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Certificate Administrator, the Trustee and the Operating Advisor; such termination to be effective upon the appointment of a successor special servicer meeting the requirements of this Section 7.01(d), provided that, with respect to a Servicing Shift Whole Loan, the ten (10) Business Days’ notice set forth in this Section 7.01(d) shall not apply to the related Loan-Specific Directing Certificateholder’s right to terminate the Special Servicer’s rights and obligations under this Agreement without cause with respect to such Servicing Shift Whole Loan pursuant to the terms of the related Co-Lender Agreement. Upon a termination of the Special Servicer, the Directing Holder (other than with respect to any Excluded Loan with respect to the Directing Holder, or, if the Directing Holder is the Directing Certificateholder, the Holder of the majority of the Controlling Class) shall designate a successor special servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02, (ii) each Rating Agency delivers Rating Agency Confirmation and, in the case of any class of any Serviced Companion Loan Securities the applicable rating agencies deliver a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) and (iii) no replacement of the Special Servicer shall be effective until the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 hereof and any other Form 8-K filings have been completed with respect to any related Companion Loan.

ARTICLE III

Effectiveness

SECTION 3.01. Section 13.01(a)(ii) of the Agreement provides that the Agreement may be amended from time to time by the mutual agreement of the parties thereto, without the consent of any of the Certificateholders, to correct, modify or supplement any provision in the Agreement which may be inconsistent with the Prospectus. The parties agree that for this Amendment to be effective the following documents will need to be delivered:

(i)	an executed copy of this Amendment; and

(ii)	an opinion of Cadwalader, Wickersham & Taft LLP pursuant to Section 13.01(c) of the Agreement.

SECTION 3.02. By their execution of this Amendment, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer, consent and agree to amend the Agreement as set forth above.

SECTION 3.03. Upon execution of this Amendment, the Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Special Servicer, the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificateholders shall be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 3.04. The provisions of this Amendment are binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

ARTICLE IV

Miscellaneous

SECTION 4.01. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereto agree that this Amendment may be signed with a signature stamp. The parties hereto agree that any signatures made with a signature stamp appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 4.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 4.03. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

SECTION 4.04 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

(a)       THIS AMENDMENT and any claim, controversy or dispute arising under or related to or in connection with this AMENDMENT, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)       THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.

(c)       EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) AGREES THAT NOTHING IN THIS AMENDMENT SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

[SIGNATURE PAGES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CREDIT SUISSE COMMERCIAL MORTGAGE SECURITIES CORP., Depositor

By:	/s/ Julia Powell
Name: Julia Powell
Title: Authorized Signatory

KEYBANK, NATIONAL ASSOCIATION, Master Servicer

By:	/s/ Michael A. Tilden
Name: Michael A. Tilden
Title: Vice President

CWCAPITAL ASSET MANAGEMENT LLC,
Special Servicer

By:	/s/ Brian Hanson
Name: Brian Hanson
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator

By:	/s/ Jessica Wuornos
Name: Jessica Wuornos
Title: Vice President

Amendment to CSAIL 2017-CX10 Pooling and Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

By:	/s/ Jessica Wuornos
Name: Jessica Wuornos
Title: Vice President

PARK BRIDGE LENDER SERVICES LLC,
Operating Advisor and Asset Representations Reviewer

By:	Park Bridge Advisors LLC Its Sole Member

By:	Park Bridge Financial LLC Its Sole Member

By:	/s/ Robert J. Spinna, Jr.
Name: Robert J. Spinna, Jr.
Title: Managing Member

Amendment to CSAIL 2017-CX10 Pooling and Servicing Agreement